UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021

ENOCHIAN BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2080 Century City East

Suite 906

Los Angeles, CA 90067

(Address of principal executive offices)

+1 (305) 918-1980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	ENOB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 14, 2021, Enochian Biosciences, Inc. (the “Company”) and certain institutional investors entered into a securities purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell to such investors an aggregate of 3,866,668 shares of common stock, par value $0.0001 (the “Common Stock”), in a registered direct offering, for gross proceeds of approximately $29 million (the “Financing”). The purchase price for each share of Common Stock is $7.50.

Pursuant to the Purchase Agreement, the Company agreed not to issue or enter into any agreement to issue Common Stock from June 14, 2021 until ninety (90) days after the closing of the Financing.

The Company currently intends to use the net proceeds from the Financing to complete an exclusive license agreement to accelerate the development of an innovative technology to potentially treat and prevent all variants of COVID-19 and influenza viruses; and to advance two platform technologies with the potential to cure Hepatitis B Virus, HIV and many solid tumors beginning with pancreatic cancer; and for working capital and general corporate purposes.

The Company entered into a letter agreement dated June 14, 2021 (the “Letter Agreement”) with H.C. Wainwright & Co., LLC, as exclusive placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the exclusive placement agent for the Financing. The Company agreed to pay the Placement Agent an aggregate fee equal to 7.0% of the gross proceeds raised in the Financing. The Company also agreed to pay the Placement Agent certain expenses.

A copy of the Letter Agreement and form of the Purchase Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing summaries of the terms of the Letter Agreement and the Purchase Agreement, are subject to, and qualified in their entirety by, such documents.

On June 14, 2020, the Company issued a press release announcing the Financing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

5.1	Legal Opinion of K&L Gates LLP.

10.1	Letter Agreement, dated June 14, 2021 between Enochian Biosciences, Inc. and H.C. Wainwright & Co., LLC.

10.2	Form of Securities Purchase Agreement dated June 14, 2021, among Enochian Biosciences, Inc. and certain institutional investors.

99.1	Press Release dated June 14, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOCHIAN BIOSCIENCES, INC.

By:	/s/ Luisa Puche
Name: Luisa Puche Title: Chief Financial Officer

Date: June 16, 2021